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                                                                 Exhibit 10(j)


    THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                                 NUCLEAR METALS, INC.
                              10% SUBORDINATED DEBENTURE
                                DUE DECEMBER 10, 1998


No. 5                                                       September 16, 1996

($100,000.00)



    Nuclear Metals, Inc., a Massachusetts corporation (the "Company"), for value received, hereby promises to pay to Melvin B. Chrein or registered assigns (the "Holder"), the principal sum of One Hundred Thousand ($100,000.00) on December 10, 1998 (the "Maturity Date") with interest from the date hereof (computed on the basis of a 365-day year) at the rate per annum of ten percent (10%) until paid in full. The Company will pay interest in arrears semi-annually on March 10, 1997, September 10, 1997, March 10, 1998 and September 10, 1998 (each an "Interest Payment Date") to the Holder of record. Interest will accrue from the most recent date to which interest has been paid or if no interest has been paid, from the date of issuance of this debenture. This debenture (the "Debenture") is one of a series of Debentures issued by the Company on September 16, 1996 (the "Issuance Date") (collectively, the "Debentures").


    1. GENERAL. This Debenture is transferable only by surrender thereof at the principal office of the Company located at 2229 Main Street, Concord, Massachusetts 01742, duly endorsed by, or accompanied by a written instrument of transfer duly executed by, the registered Holder of this Debenture or his attorney duly authorized in writing and a completed "investor questionnaire" duly executed by the transferee reasonably satisfactory in form and substance to the Company.

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    2.   EVENTS OF DEFAULT.  An "Event of Default" occurs if:

         (a) the Company defaults in the payment of interest on this Debenture when the same becomes due and payable and the default continues for ten
    (10) days after notice thereof is given to the Company;

         (b) the Company defaults in the payment of the principal of this Debenture when the same becomes due and payable and the default continues for ten (10) days after notice thereof;

         (c) the Company, pursuant to or within the meaning of any Bankruptcy Law (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a bankruptcy trustee (a "Bankruptcy Trustee") of its or for any part of its property, (E) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (F) applies for, consents to or acquiesces in the appointment of a Bankruptcy Trustee, (G) makes a general assignment for the benefit of its creditors, or (H) takes any corporate action for any of the foregoing purposes; or

         (d) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (B) appoint a Bankruptcy Trustee of the Company or for any part of its property, or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (D) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced against the Company and such petition, application or proceeding is not dismissed within 60 days.

    The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

    3. REMEDIES. If an Event of Default (other than an Event of Default specified in Section 2(c) or 2(d) in respect of the Company) occurs and is continuing, the Holder may, subject to Section 4 hereof, by notice of the Company, declare all unpaid principal and accrued interest to the date of acceleration on the Debenture then outstanding (if not then due and payable) to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in
Section 2(c) or 2(d) in respect of the Company occurs, all unpaid principal and accrued interest on the Debentures then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Holder by notice to the Company may rescind an

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acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Debentures which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and
(iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

    4. SUBORDINATION. The Company covenants and agrees, for itself and its successor and assigns, and each Holder hereof, for itself and for any subsequent holder of this Debenture, by its acceptance hereof, covenants and agrees that the indebtedness evidenced hereby is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment for satisfaction in full in cash of all Senior Indebtedness, as hereinafter defined.

    Until all Senior Indebtedness shall have been performed or paid in full in cash, (a) the Company shall not, directly or indirectly, and the holder of this Debenture shall not be permitted to receive any payment on account of this Debenture and the holder of this Debenture shall not demand or accept from the Company or any person any such payment or otherwise discharge any part of the obligations of the Company hereunder and such holder shall not take any action prejudicial to, or inconsistent with, the priority position of the Senior Indebtedness over the holder hereof, including, without limitation, declaring all unpaid principal and accrued interest under this Debenture due and payable, commencing any action or proceeding against the Company to enforce to collect this Debenture, or any portion hereof or commencing or joining any "Proceeding" (as defined below) against the Company, and (b) the holder of this Debenture shall have no right of subrogation to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. Notwithstanding the foregoing, so long as no default exists under any agreement or instrument evidencing any of the Senior Indebtedness, interest and principal may be paid on this Debenture in accordance with the terms hereof.

    At any meeting of creditors of the Company or in the event of any proceeding ("Proceeding"), voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company, whether such proceeding be for the liquidation, dissolution or winding up of the Company or its business, or proceeding for relief under any bankruptcy, reorganization or insolvency law or any other law relating to relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or otherwise, the holder of the Senior Indebtedness is hereby irrevocably authorized by the holder of this Debenture at any such meeting or in any such proceeding: (a) to prove any claim (by the filing of proof(s) of claim(s) or otherwise) on account of this Debenture either in its own name or in the name of the holder hereof; (b) to collect any assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued, on account of this Debenture and apply the same to the Senior Indebtedness; (c) to vote claims on account of this Debenture to accept or reject any plan for liquidation, reorganization, arrangement, composition or extension; and (d) to take generally any action in connection with any such meeting or proceeding which the holder of this Debenture might otherwise take.

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    Upon the occurrence of any default under any agreement or instrument evidencing any of the Senior Indebtedness, should any payment be received by the holder of this Debenture, such payment shall be delivered forthwith to the holder of the Senior Indebtedness for application to the Senior Indebtedness. The holder of the Senior Indebtedness is irrevocably authorized to supply any required endorsement or assignment. Until so delivered, any such payment shall be held by the holder of this Debenture in trust for the holder of the Senior Indebtedness and shall not be commingled with other funds or property of the holder of this Debenture.

    Without the necessity of any reservation of rights against or any notice to or further assent by the holder of this Debenture, any demand for payment of any Senior Indebtedness made by the holder of the Senior Indebtedness may be rescinded in whole or in part by such holder, the holder of the Senior Indebtedness may exercise or refrain from exercising any rights and remedies against the Company and others, the Senior Indebtedness or any collateral security or guaranty therefor or right of offset with respect thereto, may be executed, or released by the holder of Senior Indebtedness, and any agreement or instrument evidencing, securing or otherwise relating to Senior Indebtedness may be amended or modified, all without impairing, abridging, releasing or affecting the subordination provided for herein. The holder of this Debenture waives any and all notice of the creation or modification of any Senior Indebtedness and notice of or proof of reliance by the holder of the Senior Indebtedness upon the subordination provided for herein.

    For purposes of this Debenture, "Senior Indebtedness" shall include any and all indebtedness, liabilities, duties, undertakings, warranties, covenants and agreements (including those of payment or performance) of the Company or any of its wholly-owned subsidiaries to State Street Bank and Trust Company and its respective successors or assigns (the "Lender"), of every kind, nature and description and arising pursuant to the terms of the Forbearance and Amendment Agreement ("Amendment Agreement") dated as of January 11, 1996 between the Company, its wholly-owned subsidiary, Carolina Metals, Inc. ("CMI"), and the Lender, as may be amended, modified, supplemented and/or restated from time to time, the Loan Documents and Bond Documents, as defined in the Amendment Agreement, as such Documents may be amended, modified, supplemented and/or restated from time to time, or otherwise, whether or not the same are: now existing or hereafter arising; imposed by agreement or by operation of law; due or not due; absolute or contingent (including any reimbursement obligations relating to any letter of credit issued for the account of the Company or CMI); liquidated or unliquidated; voluntary or involuntary, evidenced by a writing; presently contemplated by the parties; direct or indirect; liabilities or undertakings of the Company or any of its subsidiaries as surety, guarantor or endorser with respect to obligations of one or more other parties specifically described as secured or unsecured, hereafter acquired by the Lender or any of them by assignment, other transfer or operation of law. Senior Indebtedness also shall include any refinancings thereof or replacement financing therefor.

    5. INTEREST LIMITATION. If a law, which applies to this Debenture and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this Debenture exceed the permitted limits, then: (i) any

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such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from the Company which exceeded permitted limits will be refunded to the Company. The Holder may choose to make this refund by reducing the principal owed under this Debenture or by making a direct payment to the Company.

    6. CONSENT TO JURISDICTION. The Holder hereby irrevocably agrees that any legal action or proceedings with respect to this Debenture against the Company may be brought only in the courts of the United States of America or The Commonwealth of Massachusetts. By acceptance of this Debenture, the Holder hereby (i) accepts the exclusive jurisdiction of the aforesaid courts;
(ii) irrevocably agrees to be bound by any judgment of any such court with respect to this Debenture; and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect to this Debenture brought in any court of the United States of America or The Commonwealth of Massachusetts, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

    7.   MISCELLANEOUS.

         (a) THIS DEBENTURE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REFERENCE TO CONFLICTS OF LAWS, RULES OR PRINCIPLES.

         (b) The Company and all endorsers of this Debenture hereby waive presentment, demand, protest or notice of any kind in connection with the delivery, acceptance, performance or enforcement of this Debenture.

         (c) No provision thereof shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal and interest on this Debenture as herein prescribed.

                                  NUCLEAR METALS, INC.



                                  By:  /s/ James M. Spiezio
                                      -----------------------------
                                       James M. Spiezio
                                       Vice President - Finance

Attest:

/s/ Thomas A. Wooters
--------------------------
Clerk

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                                 SCHEDULE TO EXHIBIT 10(J)

Other similar 10% Subordinated Debentures of the Company dated September 16,
1996:

         Holder                                        Amount
         ------                                        ------

1. Charles Albert or nominee                        $225,000.00
2. Marshall J. Chrein                               $ 25,000.00